UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2017

Xcerra Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue

Norwood, MA 02062

(Address of principal executive offices, including zip code)

(781) 461-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of

1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously reported, on April 7, 2017, Xcerra Corporation (the “Company”) entered into an Agreement and Plan of Merger with Unic Capital Management Co., Ltd. (“Unic Capital”) and China Integrated Circuit Industry Investment Fund Co., Ltd., as joined by Unic Acquisition Corporation (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. Unic Capital subsequently assigned all of its rights under the Merger Agreement to Hubei Xinyan Equity Investment Partnership (Limited Partnership) (“Parent”) on August 4, 2017.

Under the terms of the Merger Agreement, under certain specified conditions, either the Company or Parent may terminate the Merger Agreement if the Merger has not been completed on or before December 7, 2017 (the “Initial Termination Date”), which such Initial Termination Date is subject to extension by either party to March 7, 2018 if certain U.S. and foreign antitrust and regulatory approvals have not been obtained by the Initial Termination Date.

On December 7, 2017, in accordance with the terms of the Merger Agreement, each of Parent and the Company elected to extend the Initial Termination Date to March 7, 2018 to allow for the satisfaction of the remaining closing conditions under the Merger Agreement, including the receipt of certain U.S. and foreign antitrust and regulatory approvals. No other provisions of the Merger Agreement were otherwise amended or waived, and the Merger Agreement remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017

XCERRA CORPORATION

By:	/s/ David G. Tacelli
David G. Tacelli
President and Chief Executive Officer